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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): AUGUST 23, 2001




                             STAGE II APPAREL CORP.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


             NEW YORK                  1-9502             13-3016967
  (STATE OR OTHER JURISDICTION OF    (COMMISSION       (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)     FILE NUMBER)      IDENTIFICATION NO.)




                  1385 BROADWAY
               NEW YORK, NEW YORK                      10018
    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)        (ZIP CODE)

       Registrant's telephone number, including area code: (212) 840-0880


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ITEM 5. OTHER EVENTS

      On August 23, 2001, Stage II Apparel Corp. (the "Company") entered into a stock purchase agreement with Alpha Omega Group, Inc., a private investor group ("AOG"), for an investment of $1.5 million in the Company's common stock at $.05 per share. The 30 million shares issuable under the agreement will represent a controlling 88% interest in the Company. The agreement also provides for various related closing transactions, including the reconstitution of the Company's board of directors with designees of AOG, an increase in the Company's authorized common stock to 100 million shares, transitional services from members of existing management and repricing of outstanding stock options to $.50 per share.

      The transactions contemplated by the agreement are subject to approval by the Company's shareholders and other closing conditions, including the absence of any adverse change in the Company's financial condition or operations. For this purpose, AOG may terminate the agreement if the Company fails to satisfy a specified current ratio formula.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

      (a)         None.

      (b)         None.

      (c)         EXHIBITS.

      EXHIBIT
      NUMBER      EXHIBIT
      -------     -------

      10.1 Stock Purchase Agreement dated as of August 23, 2001 between the Company and Alpha Omega Group, Inc.

      10.2 Letter dated August 23, 2001 from Richard Siskind to Alpha Omega Group, Inc.

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                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                STAGE II APPAREL CORP.


Date:  August 28, 2001                          By:    /s/ RICHARD SISKIND
                                                    --------------------------
                                                          Richard Siskind
                                                      Chief Executive Officer
                                                     (Duly Authorized Officer)
                                                   (Principal Executive Officer)